Exhibit 99.

AeroGrow Secures $14.5 Million in Debt Financing to Fund Expansion

Boulder, CO - May 22, 2008 - AeroGrow International, Inc. (NASDAQ:AERO - News) ("AeroGrow" or the "Company"), makers of the AeroGarden® line of indoor gardening products, announced that it has secured a commitment for a $14.5 million debt package consisting of a $12 million asset-based revolving line of credit from First Capital of West Palm Beach, Florida; a $1 million line of credit from First National Bank, headquartered in Colorado; and an additional $1.5 million standby commitment led by one of the Company's Directors. All of the facilities will be available as needed to finance AeroGrow's expanding number of retail storefronts and products launching this fall. The First Capital loan features a two-year term and an initial interest rate of prime plus 2%. These debt transactions do not include any issued or issuable equity components.

"As promised, we carefully reviewed all available capital sources for financing our growth this fall and decided that asset-based debt financing was more favorable than equity financing, both at this time and for the foreseeable future," said AeroGrow CEO, Jerry Perkins. "In contrast to equity financing, the line of credit will expand and contract in line with our seasonal needs and doesn't result in unwanted dilution to our shareholders, particularly at today's valuations. We are forecasting a doubling of storefronts in the coming year and had multiple commercial lenders competing to help fund that expansion, even in the midst of a tightening credit market."

First Capital, founded in 2003, is one of the nation's leading providers of senior secured lending for growth companies with financing needs up to $250 million. The First Capital line of credit is expected to begin funding in June, at the termination of the Company's current factoring arrangement.

In addition to and in conjunction with the First Capital facility, the Company also received a subordinated $1 million revolving line of credit from First National Bank, with a term of one year and an interest rate of prime plus ½%. A Director of the Company is a co-maker for this First National Bank facility, and also leads a partnership, which includes several members of AeroGrow's senior management, that is providing the Company with a standby commitment for up to an additional $1.5 million in subordinated debt financing.

"Securing this funding is a key milestone in achieving our plans for growth," continued Mr. Perkins. "While we won't be profitable until the December quarter, this high level of interest from the banking community is a vote of confidence and belief in our product line, plans and management team in the coming year and beyond."

About AeroGrow International, Inc.

Founded in 2002 in Boulder, Colorado, AeroGrow International, Inc. is dedicated to the research, development and marketing of the AeroGarden® line of indoor gardening products. AeroGardens feature NASA-proven, dirt-free aeroponic technology, allowing anyone to grow farmer's market fresh herbs, salad greens, tomatoes, chili peppers, flowers and more, indoors, year-round, so simply and easily that no green thumb is required. See www.aerogrow.com.

CONTACTS:
Corporate                                                          Investor
John Thompson                                               Budd Zuckerman
AeroGrow International, Inc                          Genesis Select Corporation
(303) 444-7755                                                   (303) 415-0200
john@aerogrow.com                                       bzuckerman@genesisselect.com

FORWARD-LOOKING STATEMENTS
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements by Michael Bissonnette, Jerry Perkins, and/or the Company, statements regarding growth of the AeroGarden product line, optimism related to the business, expanding sales and other statements in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company's business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market acceptance of the Company's products or the need to raise additional capital. In addition, actual results could vary materially based on changes or slower growth in the kitchen garden appliance market; the potential inability to realize expected benefits and synergies; domestic and international business and economic conditions; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of manufacturing capacity; future production variables impacting excess inventory and other risk factors listed from time to time in the Company's Securities and Exchange Commission (SEC) filings under "risk factors" and elsewhere. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.